SECOND SUPPLEMENTAL INDENTURE
between
ABACUS LIFE, INC.
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
Dated as of December 2, 2024
THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of December 2, 2024, is between Abacus Life, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Except as otherwise set forth herein, all capitalized terms used herein shall have the meaning set forth in the Indenture (as defined below).
RECITALS OF THE COMPANY
WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of November 10, 2023 (the “Base Indenture”, as supplemented by a first supplemental indenture, dated as of November 10, 2023 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) providing for the issuance by the Company of an aggregate principal amount of $35,650,000 of the Company’s 9.875% Fixed Rate Senior Notes due 2028 (the “Initial Notes”);
WHEREAS, on February 15, 2024 the Company issued an additional aggregate principal amount of $25,000,000 of the Notes (the “Initial Additional Notes,” and together with the Initial Notes, the “Existing Notes”);
WHEREAS, the Company has authorized the issuance and delivery of an additional $72,727,075 aggregate principal amount of its 9.875% Fixed Rate Senior Notes due 2028 (the “Additional Notes,” and together with the Existing Notes, the “Notes”) on the terms provided for herein;
WHEREAS, the Additional Notes shall constitute “Additional Notes” under Section 1.1(b) of the First Supplemental Indenture, and the Additional Notes and the Existing Notes shall constitute a single series under the Indenture, and all references to the Notes in the Indenture shall include the Additional Notes unless the context otherwise requires;
WHEREAS, the Company has complied with all applicable conditions’ precedent provided for in the Indenture related to the issuance of the Additional Notes;
WHEREAS, the Additional Notes are being issued in a private placement transaction without registration under the Securities Act of 1933, as amended, and, as such, will be subject to certain restrictions on transfer under the United States federal securities laws as provided herein; and
WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture to provide for the issuance of the Additional Notes and all acts and things necessary to make this Second Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

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NOW, THEREFORE, for and in consideration of the premises and the purchase of the Additional Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Additional Notes, as follows:
Article I
TERMS OF THE ADDITIONAL NOTES
Section I.1Terms of the Additional Notes. The following terms relating to the Additional Notes are hereby established:
(a)The aggregate principal amount of the Additional Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $72,727,075.
(b)The issue price of the Additional Notes shall be 100.00% of the aggregate principal amount of the Additional Notes plus accrued interest from December 2, 2024. The date from which interest shall accrue on the Additional Notes shall be December 2, 2024.
(c)The following definitions shall be added to this Second Supplemental Indenture with respect to the Additional Notes as follows:
“Global Note” means an Additional Note in the form of a Global Security that does not bear and is not required to bear the Private Placement Legend.
“Private Placement Legend” means the legend set forth in Section 1.1(i)(1)(A).
“Registration Rights Agreement” means that certain Notes Registration Rights Agreement, dated as of December 2, 2024, by and among the Company and the holders named therein.
“Restricted Definitive Note” means a definitive Note bearing the Private Placement Legend.
“Shelf Registration Statement” means the Shelf registration statement as defined in the Registration Rights Agreement.
(d)The Additional Notes shall constitute “Additional Notes” under Section 1.1(b) of the First Supplemental Indenture, and the Additional Notes and the Existing Notes shall constitute a single series under the Indenture, and all references to the Notes in the Indenture shall include the Additional Notes unless the context otherwise requires. Except as provided in this Section 1.1, the Additional Notes shall have the same terms as the Existing Notes, and the Additional Notes shall be governed by the Indenture as supplemented by this Second Supplemental Indenture.
(e)The Additional Notes shall initially be issuable in the form of one or more Restricted Definitive Notes. The Restricted Definitive Notes will be duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The Security Registrar with respect to the Restricted Definitive Notes shall be the Trustee. Each such Note will be dated the date of its authentication. Except as otherwise provided in this subparagraph (e), Notes issued in definitive form will be substantially in the form of Exhibit A to this Second Supplemental Indenture (including the “Certificate to be Delivered Upon Registration of Transfers of Restricted Security” attached thereto, but without the Global Note Legend thereon and without the “Schedule of Increases and Decreases in Global Note” attached thereto). The Restricted Definitive Notes will bear the Private Placement Legend specified in subparagraph (i)(1)(A) below.
(f)The Restricted Definitive Notes shall be registered in the name of each owner of the Notes represented thereby and such Restricted Definitive Notes shall be deposited on

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behalf of such Holders in an account maintained by the Trustee, as Custodian for such Holders (the “Custodian”).
(g)     Restrictions on Transfer of Restricted Definitive Notes:
(i)Transfers by an owner of a beneficial interest in a Restricted Definitive Note to a transferee who takes delivery of such interest through another Restricted Definitive Note shall be made in accordance with the Indenture and the legends set forth therein, and only upon receipt by the Security Registrar of a certification from the transferor in the form set forth on the reverse side of the form of the Notes in Exhibit A hereto for registration and upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(ii)Beneficial interests in a Restricted Definitive Note may be exchanged for beneficial interests in an unrestricted Global Note (a) if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement or such transfer is made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the form of the Notes in Exhibit A) and upon delivery of such legal opinions, certifications, and other information as the Company or the Trustee may reasonably request or (b) in the event that the Company at any time in its sole discretion determines that the Additional Notes shall, in whole or in part, be issuable in the form of one or more Global Notes.
(iii)If any such transfer is effected pursuant to subparagraph (ii) above, at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Base Indenture, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) above.
(h)     Global Notes.
(i)Except as provided in this subparagraph (h), Additional Notes issued in global form (and the Trustee’s certificate of authentication of such Notes) will be substantially in the form of Exhibit A to this Second Supplemental Indenture (including the Global Notes Legend thereon and the “Schedule of Increases and Decreases in Global Note” attached thereto, but without the “Certificate to be Delivered Upon Registration of Transfers of Restricted Security” attached thereto).
(ii)Each Global Note will be dated the date of its authentication. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to represent exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by subparagraph (g) above.
(i)    Legends:
(1)Private Placement Legend.

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(A)    Each Restricted Definitive Note (and all Restricted Definitive Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”
(B)    If, and to the extent that, Additional Notes in the form of a Global Note are exchanged for Additional Notes in definitive form in accordance with Section 3.5 of the Base Indenture, such Additional Notes shall not bear the Private Placement Legend.
(2)Global Note Legend.
(A)    Each Global Note will bear a legend in substantially the following form:
“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO, OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(B)    The Global Notes shall bear a CUSIP number of 00258Y 203 and an ISIN number of US00258Y2037, as may be supplemented or replaced from time to time.

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Article II
MISCELLANEOUS
Section II.1This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
Section II.2In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section II.3This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Second Supplemental Indenture. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section II.4The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Second Supplemental Indenture shall be read, taken, and construed as one and the same instrument with respect to the Additional Notes. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Indenture with respect to the Additional Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Second Supplemental Indenture.
Section II.5The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.
Section II.6Notwithstanding anything else to the contrary herein, the terms and provisions of this Second Supplemental Indenture shall apply only to the Additional Notes and shall not apply to the Existing Notes or to any other series of Securities under the Indenture, and this Second Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of the Existing Notes or any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.
Section II.7The recitals contained herein and, in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Additional Notes. except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture, authenticate the Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Additional Notes or the proceeds thereof.
[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date Second above written.

ABACUS LIFE, INC.

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

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Exhibit A
[FACE OF FORM OF NOTE]
[For Global Note, Insert Global Notes Legend]
[For Restricted Definitive Note, Insert Private Placement Legend]

Abacus Life, Inc.
No. [●]
[CUSIP No. [●]]
[ISIN No. [●]]
9.875% Fixed Rate Senior Notes due 2028
Abacus Life, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the indenture hereinafter referred to), for value received, hereby promises to pay to [●], or registered assigns, the principal sum of [●] MILLION DOLLARS (U.S. $[●]), [For Global Note, insert the following: or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Note,] on November 15, 2028 and to pay interest thereon from December 2, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2025, at the rate of 9.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the applicable February 1, May 1, August 1 and November 1, whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders of the Notes on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.
Payment of the principal of (and premium, if any, on) and any such interest on this Security shall be made at the office of the Trustee located at 333 Commerce Street, Suite 900; Nashville, Tennessee 37201; Attention: Global Corporate Trust Services (9.875% Fixed Rate Senior Notes due 2028) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at

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the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Securities by wire transfer of immediately available funds to an account at a bank in New York City, on the date when such amount is due and payable and as further set forth in Section 10.1 of the Base Indenture [For Global Note, insert the following: ; provided, further, however, that so long as this Security is registered in the name of Cede & Co., such payment shall be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee.]
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

ABACUS LIFE, INC.

By:
Name:
Title:

Attest

By:
Name:
Title:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:
[Signature Page to Note]

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[REVERSE OF FORM OF NOTE]
Abacus Life, Inc.
9.875% Fixed Rate Senior Notes due 2028
This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 10, 2023 (herein called the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the First Supplemental Indenture, dated as of November 10, 2023 (herein called the “First Supplemental Indenture”) and by the Second Supplemental Indenture, dated as of December 2, 2024, by and between the Company and the Trustee (herein called the “Second Supplemental Indenture,” the First Supplemental Indenture, the Second Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture or the First Supplemental Indenture and the Second Supplemental Indenture, the Second Supplemental Indenture shall govern and control.
This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $133,377,075. Under a Board Resolution, Officers’ Certificate pursuant to a Board Resolution or a supplemental indenture, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities) for U.S. federal income tax purposes, then such Additional Securities will have different CUSIP numbers from the Securities (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after February 15, 2027, at a Redemption Price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date.
Notice of redemption shall be given in writing and sent to each Holder of the Securities to be redeemed, not less than fifteen (15) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register, or in the case of global notes, in accordance with the applicable procedures of the Depository. All notices of redemption shall contain the information set forth in Section 11.4 of the Base Indenture.
If the Company elects to redeem only a portion of the Securities by partial redemption, the particular Securities to be redeemed shall be selected in accordance with applicable rules and procedures of the Depository, or in the case of certificated notes, any other method in accordance with the policies and procedures of the Trustee, in accordance with Section 2.1 of the First Supplemental Indenture and Section 11.3 of the Base Indenture. In the event of redemption of this Security in part only, a new

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Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on the Securities called for redemption.
As provided in and subject to the provisions of the Indenture, upon the occurrence of a Change of Control Repurchase Event, the Company will make an offer to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $25 or an integral multiple of $25 in excess thereof, on the Change of Control Payment Date at a price equal to the Change of Control Payment for such Change of Control Payment Date.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein. The Trustee shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default. unless a responsible trust officer of the Trustee shall have received written notice from the Company or a holder describing such default or Event of Default and stating that such notice is a notice of default or Event of Default.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar, or any agent thereof shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

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[For Global Note, insert the schedule below]

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SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary

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[For Restricted Definitive Note, insert the certificate below]
U.S. Bank Trust Company, National Association
333 Commerce Street, Suite 900
Nashville, Tennessee 37201
Attn: Global Corporate Trust Services

CERTIFICATE TO BE DELIVERED UPON REGISTRATION
OF TRANSFERS OF RESTRICTED SECURITY
This certificate relates to $    principal amount of Notes held in (check applicable space) book-entry or definitive form by the undersigned.
The undersigned has requested the Trustee by written order to register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)☐    to the Company or a subsidiary thereof; or
(2)☐    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or
(3)☐    pursuant to Rule 144 under the Securities Act; or
(4)☐    pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Signature of Signature Guarantor*
Date:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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